As filed with the Securities and Exchange Commission on March 15, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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THE ADVISORY BOARD COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	600 New Hampshire Avenue, NW	52-1468699
(State or Other Jurisdiction of	Washington, DC 20037	(I.R.S. Employer
Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	Identification No.)
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THE ADVISORY BOARD COMPANY 1997 STOCK-BASED INCENTIVE COMPENSATION PLAN

THE ADVISORY BOARD COMPANY 2001 STOCK-BASED INCENTIVE COMPENSATION PLAN

THE ADVISORY BOARD COMPANY DIRECTORS’ STOCK PLAN

THE ADVISORY BOARD COMPANY EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

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Copies to:
David L. Felsenthal	Steven R. Finley, Esq
Chief Financial Officer	Gibson, Dunn & Crutcher LLP
The Advisory Board Company	200 Park Avenue
600 New Hampshire Avenue, NW	New York, NY 10166
Washington, DC 20037	(212) 351-4000

(Name and Address of Agent For Service)

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(202) 672-5600
(Telephone Number, Including Area Code, of Agent For Service)

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CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered(1)	Offering Price	Aggregate	Registration Fee(2)
		Per Share	Offering Price(2)

Common Stock, $0.01 par value per share	13,121,728 shares	N/A	$373,838,031	$34,393

(1)	Of the 13,121,728 shares (the “Shares”) of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”) being registered, up to (i) 9,080,128 of the Shares are reserved for issuance pursuant to The Advisory Board Company 1997 Stock-Based Incentive Compensation Plan (the “1997 Plan”), (ii) 2,357,600 of the Shares are reserved for issuance pursuant to The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan (the “2001 Plan”), (iii) 842,000 of the Shares are reserved for issuance pursuant to The Advisory Board Company Directors’ Stock Plan (the “Directors’ Plan”), and (iv) 842,000 of the Shares are reserved for issuance pursuant to The Advisory Board Company Employee Stock Purchase Plan (the “ESPP”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also registers such additional shares of Common Stock that become available under the foregoing plans in connection with certain changes in the number of outstanding shares of Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or exchanged.

(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the Common Stock on March 14, 2002, which was $28.49.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the 1997 Plan, the 2001 Plan, the Directors’ Plan and the ESPP as specified in Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428 under the Securities Act. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all documents included in that file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

                  The following documents previously filed with the Commission are hereby incorporated by reference into this Registration Statement:

1.	The Registrant’s Prospectus filed pursuant to Rule 424(b)(1) under the Securities Act (Registration No. 333-68146), filed with the Commission on November 13, 2001.

2.	The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 000-33283), filed with the Commission on October 30, 2001, under which the Registrant registered the Common Stock under Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any amendment or report filed with the Commission for the purpose of updating such description.

3.	The Registrant’s Quarterly Reports on Form 10-Q for its fiscal quarters ended after the filing of the Registrant’s Prospectus referenced above, which on the date this Form S-8 is filed is the Registrant’s Form 10-Q for the third quarter ended December 31, 2001, filed with the Commission on February 13, 2002.

                  All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant’s file number with the Commission is 000-33283.

Item 4.      Description of Securities.

                  Not applicable.

Item 5.       Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.       Indemnification of Directors and Officers.

                  Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

                  Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  Section 145 of the Delaware General Corporation Law further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’

fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the Delaware General Corporation Law.

                  The Registrant’s Certificate of Incorporation limits, to the maximum extent permitted by the Delaware General Corporation Law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Registrant’s Certificate of Incorporation and Bylaws provide that the Registrant will indemnify its officers, directors and employees and other agents to the fullest extent permitted by law. In addition, the Registrant has entered into individual indemnification agreements with its directors and certain officers and employees.

Item 7.       Exemption from Registration Claimed.

                  Not applicable.

Item 8.       Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended

4.2	Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	The Advisory Board Company 1997 Stock-Based Incentive Compensation Plan, incorporated herein by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended

10.2	The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan, incorporated herein by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended

10.3	The Advisory Board Company Directors’ Stock Plan, incorporated herein by reference to Exhibit 10.15 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended

10.4	The Advisory Board Company Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.34 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Arthur Andersen LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.       Undertakings.

                  1.      The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) under the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2.      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 15th day of March 2002.

THE ADVISORY BOARD COMPANY

By: /s/ Frank J. Williams Name: Frank J. Williams Title: Chief Executive Officer

POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Frank J. Williams and David L. Felsenthal, and each of them severally as his or her attorney-in-fact to sign his or her name and, on his or her behalf, in any and all capacities stated below, file with the Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things on his or her behalf, in any and all capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission.

Name and Signature	Title	Date

/s/ Jeffrey D. Zients	Chairman of the Board	March 15, 2002

Jeffrey D. Zients

/s/ Frank J. Williams	Chief Executive Officer and Director	March 15, 2002
(Principal Executive Officer)
Frank J. Williams

/s/ David L. Felsenthal	Chief Financial Officer,	March 15, 2002
Treasurer and Secretary
David L. Felsenthal	(Principal Financial and
Principal Accounting Officer)

/s/ Michael A. D’Amato	Director	March 15, 2002

Michael A. D’Amato

/s/ Joseph E. Laird, Jr.	Director	March 15, 2002

Joseph E. Laird, Jr.

EXHIBIT INDEX

		Sequentially
Exhibit No.	Description	Numbered Page

4.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended	N/A

4.2	Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended	N/A

5.1	Opinion of Gibson, Dunn & Crutcher LLP	9

10.1	The Advisory Board Company 1997 Stock-Based Incentive Compensation Plan, incorporated herein by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended	N/A

10.2	The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan, incorporated herein by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended	N/A

10.3	The Advisory Board Company Directors’ Stock Plan, incorporated herein by reference to Exhibit 10.15 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended	N/A

10.4	The Advisory Board Company Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.34 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-68146), as filed with the Commission on August 22, 2001, as amended	N/A

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)	9

23.2	Consent of Arthur Andersen LLP	11

24.1	Power of Attorney (included on the signature page of this Registration Statement)	9